MEMBERSHIP INTERESTS PURCHASE AGREEMENT

This Membership Interests Purchase Agreement is entered into as of ~~December~~ JAN 24, 2007 between **YTB INTERNATIONAL, INC.**, a Delaware corporation ("Purchaser"); and **MERIDIAN LAND CO.**, an Illinois corporation, and **WDS HOLDINGS, LTD**., an Illinois corporation (collectively, the "Seller"). CW/JM

RECITALS

WHEREAS, Seller owns all of the outstanding Membership Interests of **MERIDIAN/SILVER, LLC,** a Florida limited liability company filed March 16, 2005 with the Florida Secretary of State, bearing Filing Number L05000026750 (hereinafter, the "Company");

WHEREAS, Seller desires to sell, and Purchaser desires to buy, all of Seller's Membership Interests of the Company for the consideration described herein.

NOW, THEREFORE, in consideration of the mutual premises contained herein and intending to be legally bound the parties agree as follows:

ARTICLE I
DEFINITIONS/PURCHASE & SALE/CLOSING

1 01 **Definitions**. For all purposes of this Agreement, except as otherwise expressly provided:

(a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP (as hereinafter defined);

(c) all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement;

(d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

(e) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision

As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply:

"Action" means any action, complaint, petition, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

"Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a specified Person.

"Agreement" means this Agreement by and between Purchaser and Seller, as amended or supplemented, together with all Exhibits and Schedules attached or incorporated by reference.

"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday in Florida or a day on which banking institutions are authorized or required by law or other government action to close.

"Closing" means the consummation of the purchase and sale of the Membership Interests under this Agreement.

"Closing Date" means January 15, 2008, or such earlier date selected by Purchaser upon reasonable notice to Seller.

"Earnest Money Deposit" means the Earnest Money deposit paid by Purchaser to Seller on the Effective Date in the amount of TEN THOUSAND AND 00/00 (~~$10,000.00~~) DOLLARS 200,000

"Effective Date" means the date of execution of this Membership Interests Purchase Agreement by the last of Purchaser and Seller to sign the same as indicated below.

"Escrow Agent" means Salvatori & Wood, P.L., the Seller's attorney. The Escrow Agent's office is located at 4001 Tamiami Trail North, Suite 330, Naples, Florida 34103.

"Governmental Entity" means any government of any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government having authority in the United States or any other nation, whether federal, state or local.

"Law" means any constitutional provision or statute, whether federal, state or local, applicable in the United States or any other nation or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

"Membership Interests" means all of the Membership Interests of the Company, all of which being owned by Seller.

"Person" means an association, corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

"Tax" means each and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed by any federal, state, local or foreign government or taxing authority or by any political subdivision thereof or any combination thereof (including, without limitation, income, gross receipts, ad valorem, minimum tax, franchise, sales, use, excise, property, payroll, Membership Interests transfer, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever), including interest, penalties, fines, assessments and additions to tax in respect to the foregoing.

1.02 **Transfer of Membership Interests by Seller**. Subject to the terms and conditions of this Agreement, Seller agrees to sell the Membership Interests and deliver the certificates evidencing the Membership Interests to Purchaser at the Closing. The certificates will

be properly endorsed for transfer to, Purchaser and otherwise in a form acceptable for transfer on the books of the Company.

1.03 **Purchase of Membership Interests by Purchaser; Purchase Price**. Subject to the terms and conditions of this Agreement, Purchaser agrees to acquire Membership Interests from Seller and to pay ONE MILLION THREE HUNDRED THOUSAND AND 00/00 ($1,300,000.00) DOLLARS (the "Purchase Price") to Seller. The Purchase Price shall be paid at the Closing to Seller as follows:

(a) Initial Earnest Money. The Earnest Money of ~~$10[illegible]00~~ $200,000 is due on the Effective Date.

(b) Balance of Purchase Price. The balance of the Purchase Price, less the Earnest Money paid by Purchaser, shall be payable on the Closing Date. 1,100,000 on balance 2-25-08

(c) Method of Payment. The Purchase Price may be paid in cash, or securities issued by Seller, or some combination thereto as the parties hereto may agree. In the absence of an agreement, the Purchase Price shall be paid in cash.

(d) The Closing. The Closing will take place at the offices of Salvatori & Wood, P.L., located at 4001 Tamiami Trail North, Suite 330, Naples, Florida 34103, on the Closing Date.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants as follows:

2.01 **Authority**. Seller has all necessary power and authority to execute, deliver and perform this Agreement and any related agreements to which he is a party.

2.02 **Membership Interests**. Seller owns the Membership Interests, beneficially and of record, free and clear of all liens, encumbrances, restrictions and adverse claims of any kind. At the Closing, Purchaser will acquire good and valid title to and complete ownership of the Membership Interests, free of any and all adverse claims. The Membership Interests of the Company are duly authorized, validly issued and outstanding and is fully paid and, non-assessable. There are no outstanding subscriptions, options, warrants, calls, commitments, conversion rights, rights of exchange, plans or other agreements or rights to subscribe for or purchase, or any agreements, contracts or other obligations to issue or grant any rights to acquire, any equity securities of the Company other than as contemplated by this Agreement.

2.03 **Authorization; No Conflicts**. This Agreement and all related agreements constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms. The execution, delivery and performance of this Agreement by Seller and any related agreements by Seller will not (i) violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under any contract to which Seller is a party or (ii) result in the imposition of encumbrance, lien, charge or similar restriction against any asset or property of the Company, or (iii) violate any Law or agreement to which Seller is subject.

2.04 **Legal Proceedings**. There are no orders entered, nor any legal administrative proceedings promulgated or pending, or, to the best knowledge of Seller, threatened against or

affecting the Seller or any of Seller's properties or assets, and, to the best knowledge of Seller, there is no investigation pending or threatened against or affecting the Seller before any Governmental Entity

2.05 **No Broker's or Finder's Fee**. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Seller or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fees or other commissions as a result of this Agreement or such transactions. Seller does hereby agree to hold Purchaser and Company harmless, and to indemnify Purchaser and/or Company, against any and all claims of broker commissions by or through Seller.

Purchaser has advised Seller that Purchaser has not utilized the services of any broker, finder, commercial banker, or other person or firm in this transaction Purchaser does hereby agree to hold Seller harmless, and to indemnify Seller from the claims of any broker or other third party claiming by or through Purchaser.

2.06 **Effectiveness of Representations and Warranties**. Unless the context otherwise requires, or unless otherwise agreed to in writing by Purchaser, the representations and warranties of Seller set forth herein will and shall be true and correct on the date of this Agreement and on the Closing Date, and shall survive Closing for a period of one (1) year.

ARTICLE III
CONDITIONS TO CLOSING

3.01 **Due Performance**. Due performance of the terms, conditions, and agreements of this Agreement to be performed by a party and the accuracy of the representations and warranties of each as of the Closing Date is a condition to Closing by the other party Such performance shall include without limitation execution and delivery in proper form of all of the documents required hereunder to be delivered on the Closing Date and the rendering of all other performances and undertakings contemplated hereunder. In addition to this mutual condition, the conditions set forth below in this Section are conditions precedent to Purchaser's performance, are inserted for the sole benefit of Purchaser, and may be waived only in writing by Purchaser.

3.02 **Required Documents**

(a) At Closing, Seller will furnish and deliver to Purchaser each of the following items:

(i) Fully and properly endorsed Membership certificates, conveying the Membership Interests to Purchaser, or to the assignee or nominee of Purchaser, without lien or encumbrance of any nature, for which all required revenue and transfer stamps have been paid by Purchaser.

(ii) An affidavit of no liens in such form as reasonably prescribed by Purchaser, testifying among other things that there are no liens or encumbrances against the Membership Interests; and that there are no outstanding sales contracts, option agreements, puts, or any other agreement of any nature whatsoever wherein any other person or entity has a right, or potential right, to purchase the Membership Interests.

(iii) At Closing, Seller and Purchaser will mutually execute and deliver each to the other a Closing Statement in customary form.

ARTICLE IV
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties of the Seller, Purchaser and/or Company contained in or made pursuant to this Agreement shall survive the Closing for a period of one (1) year.

ARTICLE V
ESCROW AGENT

The Escrow Agent under this Agreement will be Seller's attorneys, Salvatori & Wood, P.L. Any funds delivered to the Escrow Agent pursuant to this Agreement will be held by said Escrow Agent in trust and will be deposited in an account maintained with or issued by a federally insured commercial or savings bank. The execution of this Agreement by Escrow Agent is solely for purposes of evidencing the acknowledgment by said Escrow Agent of the receipt by it of the Earnest Money Deposit. In the event of any dispute regarding any action taken, or proposed to be taken, by Escrow Agent with respect to the Earnest Money Deposit, any other funds held by it, and any interest earned thereon, or any policies, documents, agreements and/or property (collectively "the Escrow") held by Escrow Agent pursuant to this Agreement, Escrow Agent, in its sole discretion, may:

(a) Refuse to comply with any demands on it and continue to hold the Escrow until it receives either (i) written notice signed by Purchaser and Seller and the other person, if any, directing the disbursement of the Escrow, or (ii) an order of Court, having final jurisdiction there over, directing the disbursement of the Escrow;

(b) On notice to Seller and Purchaser, take such affirmative action as it may deem appropriate to determine its duties as Escrow Agent including, but not limited to, the deposit of the Escrow with a court of competent jurisdiction and the commencement of an action for interpleader; or

(c) If Purchaser or Seller will have commenced litigation with respect to the Escrow, deposit the Escrow with the Clerk of the Court in which said litigation is pending.

Upon disbursing the Escrow under the provision of (a), (b) or (c) above, Escrow Agent will not have any further obligation with respect to the Escrow.

Purchaser, Seller and Escrow Agent acknowledge that Escrow Agent is acting hereunder as a depository only to the parties, and Purchaser and Seller, jointly and severally, do hereby agree to indemnify and hold harmless Escrow Agent of and from any and all liabilities, costs, expenses and claims, of any nature whatsoever, by reason of or arising out of any act as Escrow Agent hereunder, except in the case of Escrow Agent's gross negligence or willful misconduct.

All parties agree that Escrow Agent will not be liable to any party or person whomsoever for (i) the sufficiency, correctness, genuineness or validity of any instrument deposited with it or any notice or demand given to it or for the form of execution of such instrument, notice or demand, or for the identification, authority or rights of any person executing, depositing or giving the same or for the terms and conditions of any instrument, pursuant to which the parties may act; (ii) acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or

document believed by Escrow Agent to be genuine and Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so, or (iii) otherwise acting or failing to act under this Paragraph except in the case of Escrow Agent's gross negligence or willful misconduct

Purchaser acknowledges that Escrow Agent is the law firm representing Seller in this transaction. Purchaser agrees that Escrow Agent's representation of Seller shall not preclude Escrow Agent from representing Seller in any litigation filed as a result of the execution or implementation of this Agreement.

ARTICLE VI
DEFAULT

6.01 **Failure to Close**. If, without breach by Seller or Purchaser, the contingencies and conditions to Closing are not and cannot be eliminated, satisfied, or waived within the time limits set forth herein, either party may either withdraw from and terminate this Agreement or waive the condition or portion thereof which cannot be satisfied and proceed with Closing. If terminated, this Agreement shall be deemed null and void, the Earnest Money shall be returned to Purchaser, and the Escrow shall be canceled.

6.02 **Seller's Breach**. If Seller breaches this Agreement and fails to close the sale contemplated hereby through no fault of Purchaser, Purchaser shall be entitled, at Purchaser's election (a) to terminate its obligations to perform further under this Agreement and recover any and all damages, or (b) to seek specific performance of this Agreement

6.03 **Purchaser's Breach**. If Purchaser breaches this Agreement and fails to close the purchase contemplated hereby through no fault of Seller, Seller shall be entitled, as Seller's sole remedy to retain all Earnest Money paid or due to be paid hereunder, as liquidated damages. The parties hereto agree that it would be difficult, if not impossible, to determine the actual amount of damages due Seller; and that Seller's retention of all Earnest Money is a fair and reasonable estimate of damages incurred by Seller, and does not constitute a penalty.

ARTICLE VII
COSTS OF CLOSING

7.01 **Seller's Costs and Expenses** At Closing, Seller shall pay (i) all attorneys' fees incurred by Seller; and (ii) the cost of any commissions due any broker as broker or consultant claiming by or through Seller.

7.02 **Purchaser's Costs and Expenses** At Closing, Purchaser shall pay (i) all attorneys' fees incurred by Purchaser; (ii) any commissions due any broker claimed by or through Purchaser; and (iii) the costs of any inspections commissioned by Purchaser.

ARTICLE VIII
GENERAL

8.01 **Attorneys' Fees** In any proceeding brought to enforce this Agreement or to determine the rights of the parties under this Agreement, or in any way arises out of or is related to the prevailing party shall be entitled to collect, in addition to any judgment awarded by a court, a reasonable sum as attorneys' fees, and all costs and expenses incurred in connection with such a lawsuit, including attorneys' fees, expenses of litigation, and costs of appeal. For

purposes of this Agreement, the prevailing party shall be that party in whose favor final judgment is rendered or who substantially prevails, if both parties are awarded judgment. The term "proceeding" shall mean and include arbitration, administrative, bankruptcy, and judicial proceedings including appeals

8.02 **Assignability**. Purchaser shall not have the right to convey, transfer, or assign all or any part of its interest under the terms of this Agreement without the consent of Seller.

8.03 **Notices** All notices required or permitted hereunder shall be in writing and shall either be delivered in person or sent by certified or registered mail, return receipt requested, or by nationally recognized express mail service, and shall be deemed received on the earlier of actual receipt or five days after being deposited in the mail, postage prepaid, addressed to Seller or Purchaser at the address set forth below:

Seller: Meridian Land Co
10001 Tamiami Trail North
Naples FL 34108

WDS Holdings, Ltd.
____
____

With copy to
Meridian's Attorney: Leo J. Salvatori, Esq.
Salvatori & Wood, P.L
4001 Tamiami Trail North, Suite 330
Naples FL 34103

Purchaser: YTB International, Inc.
Attn: Lloyd Tomer
____
____

With copy to
Purchaser's Attorney: ____________________
____
____

Notice of a change of address shall be given by written notice in the manner detailed above.

8.04 **Mutual Indemnification**. Seller shall indemnify, defend, and hold Purchaser harmless from any and all loss, liability, damage, and expense (including attorneys' fees, expenses of litigation, and costs of appeal) which Purchaser may incur or suffer following Closing by reason of any material inaccuracy of any representation or material breach of any warranty or covenant of Seller contained in this Agreement. Purchaser shall indemnify, defend, and hold Seller harmless from any and all loss, liability, damage, and expense (including attorneys' fees, expenses of litigation, and costs of appeal) which Seller may incur or suffer following Closing by reason of any material inaccuracy of any representation or material breach of any warranty or covenant of Purchaser contained in this Agreement.

8.05 **Cooperation**. Seller and Purchaser shall cooperate at all times from and after the date hereof with respect to the supplying of any information requested by the other regarding any of the matters set forth in this Agreement. Seller and Purchaser agree to execute any and all other instruments and documents as may be reasonably required in order to consummate the purchase and sale contemplated herein, and shall use their best efforts to accomplish Closing in accordance with the provisions of this Agreement.

8.06 **Binding Effect**. The covenants, agreements, representations, and warranties contained herein shall extend to and be obligatory upon the successors and assigns of the respective parties hereto.

8.07 **Amendment**. This Agreement may be amended only by written instrument executed by Seller and Purchaser.

8.08 **Entire Understanding**. This Agreement, and the documents incorporated herein, embody the entire agreement between the parties with relation to the transactions contemplated hereby There have been and are no covenants, agreements, representations, warranties, or restrictions between the parties with regard thereto other than those set forth herein or for which there has been provision made herein The provisions of this Agreement cannot be waived except by written agreement of the party against whom a waiver shall be asserted No waiver or consent to any breach or other default in the performance of any of the terms of this Agreement shall be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition hereof.

8.09 **Waiver of Terms**. Any of the terms or conditions of this Agreement may be waived at any time by the parties which are entitled to the benefit thereof but only by a written notice signed by the party waiving such terms or conditions. The waiver of any term or condition shall not be constructed as a waiver of any other term or condition of this Agreement.

8.10 **Counterparts**. This Agreement may be executed simultaneously in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

8.11 **Time of Essence** Time is of the essence of this Agreement.

8.12 **Severability**. The unenforceability, invalidity, illegality, or termination of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid, or illegal and shall not terminate this Agreement or impair the rights or obligations of the parties hereto.

8.13 **Captions**. Section or paragraph titles or other headings contained in this Agreement are for convenience only and shall not be a part of this Agreement, or considered in its interpretation.

8.14 **Applicable Law**. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida, and shall be construed and enforced in accordance with the laws of that state. In the event that any action is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reimbursement for all reasonable attorneys' fees and costs incurred, including those incident to any appeal The parties further agree that in the event any litigation is brought to enforce or interpret the terms

of this Agreement, the exclusive forum thereof shall be the Circuit Courts of Collier County, Florida

8.15 **No Reliance**. No third party is entitled to rely on any of the representations, warranties and agreements of Purchaser and Seller contained in this Agreement. Purchaser and Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of Purchaser and Seller contained in this Agreement.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the year and date first above written.

Signed, sealed and delivered in our presence

[signature]
Witness #1 (print name below)
Sandy Pippins

[signature]
Witness #2 (print name below)
J. Kim Solarson

SELLER:

(Corporate Seal)
MERIDIAN LAND CO., an Illinois corporation

By: [signature]
Clay O. Winfield, as Vice President

and

Witness #1 (print name below)

Witness #2 (print name below)

(Corporate Seal)
WDS HOLDINGS, LTD., an Illinois corporation

By: ______________________
W. David Scott, as President

[signature]
Witness #1 (print name below)
Sandy Pippins

[signature]
Witness #2 (print name below)
J. Kim Solarson

PURCHASER:

(Corporate Seal)
YTB INTERNATIONAL, INC. a Delaware corporation

By: [signature]
John D Clagg, as
Treasurer -President